Exhibit 3.3
CERTIFICATE
OF
LIMITED PARTNERSHIP
OF
NNN HEALTHCARE/OFFICE REIT HOLDINGS, L.P.
The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:
FIRST. The name of the limited partnership is NNN Healthcare/Office REIT Holdings, L.P.
SECOND. The address of the limited partnership’s registered office in the State of Delaware is The Corporation Trust Company. The name of its registered agent at that office and address is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
THIRD. The name and mailing address of the general partner is NNN Healthcare/Office REIT, Inc., 1551 N. Tustin Avenue, Suite 200, Santa Ana, California 92705.
IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of NNN Healthcare/Office REIT Holdings, L.P. as of April 20, 2006.

NNN HEALTHCARE/OFFICE REIT, INC.

By:	/s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Secretary